UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2017

T-BAMM
(Exact name of registrant as specified in its charter)

Nevada	333-203754	47-3176820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor, Building #2, No.1250, Zhongshan North 1st Road Hongkou District, Shanghai City China
(Zip Code)

Registrant’s telephone number, including area code (888) 297-9207

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 3.02 of the Current Report on Form 8-K filed on July 17, 2017 (the “Original Form 8-K”). This Amendment No. 1 to the Current Report on Form 8-K/A amends Items 3.02 of the Report to cancel the private placement transaction that we intended to complete.

Item 1.01 Entry into Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of T-BAMM, filed on July 17, 2017 which described the terms of the private placement of 26,700,000 shares of our common stock at a price of $0.01 per share. Due to unforeseen circumstances, we were unable to close the private placement as intended. On October 16, 2017, we agreed to cancel the private placement; thus, no shares were issued to the subscribers thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-BAMM

Date: October 17, 2017	By:	/s/ Jack Chen
Jack Chen
President and Director

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